Exhibit 10.3

INTELLECTUAL PROPERTY SALE AGREEMENT

This Intellectual Property Sale Agreement (the "Agreement") is made and effective 26TH OF FEBRUARY 2013.

BETWEEN:	HARBOURSAFE HOLDINGS (the "Seller"), a corporation organized and existing under the laws of the NSW AUSTRALIA, with its head office located at:

Cnr Lime & Cuthbert Streets, King Street Wharf Sydney NSW 2000

Boxes 9-11, 26a Lime Street King Street Wharf Sydney NSW 2000

AND:	BANJO & MATILDA (the "Buyer") , a corporation organized and existing under the laws of the NSW AUSTRALIA with its head office located at

76 William Street Paddington NSW Australia 2021

WHEREAS, Seller is the owner of certain Intellectual Property identified in detail in Schedule A and Schedule B attached to this Agreement; and

WHEREAS, Buyer, wishes to irrevocably acquire the entire rights, title, and interest in the identified Intellectual Property and exploit such property.

NOW, the parties intent to be legally bound and agree as follows:

1. definitions

"Designs" means any designs developed and owned by the Seller including but not limited to sketches, CAD designs, photographic archives, physical samples, tech packs, design specifications, patterns, and artwork owned by Seller and sold to the Buyer, related to clothing designs developed for the Buyer including, without limitation, all Intellectual property Rights and Technical Information.

"Intellectual Property Rights" means all Patents, Trade Marks, Copyrights, System Designs, and other intellectual property rights whether registered or not, owned by Seller and sold to the Buyer, relating to the Intellectual Property described in Schedule A.

"Documents" includes all information fixed in any tangible medium of expression in whatever form or format, and copies thereof.

"Technical Information" means all know-how and related technical knowledge of the Seller, relating to the Intellectual Property described in Schedule A including, without limitation:

(a) All trade secrets and other proprietary know-how, public information, non-proprietary know-how and invention disclosures;

(b) Any information of a technical or business nature regardless of its form;

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(c) All documented research, developmental, demonstration or engineering work;

(d) All information that can be or is used to define a design or process or procedure, produce, support or operate material and equipment;

(e) All other drawings, blueprints, patterns, plans, flow charts, equipment, parts lists, software and procedures, specifications, formulas, designs, technical data, descriptions, related instructions, manuals, records and procedures.

2. sale and Assignment of intellectual property

Seller hereby irrevocably sells and transfers to Buyer all rights, title, and interest (including but not limited to, all registration rights, all rights to prepare derivative works, all goodwill and all other rights), in and to the Intellectual Property.

3. Consideration

In consideration for the sale of rights and assignment set forth in Article 2, Buyer shall pay Seller the sum of $700,000 plus GST credited to the Buyers Harboursafe Shareholder Loan account no later than June 30 2013 after this Agreement becomes effective.

4. Representations and Warranties

Seller represents and warrants to Buyer:

(a) Seller has the right, power and authority to enter into this Agreement;

(b) Seller is the exclusive owners of all right, title and interest in the Technology free of any security interest, charge or encumbrance;

(c) Seller warrants that all documents, computer records, disks and other materials of any nature of kind containing the Technology or any portion thereof have been turned over to Buyer, and that Seller will not retain the Technology, or any portion thereof, in any form whatsoever after the closing of the within transaction except as specifically permitted hereunder;

(d) The Intellectual Property does not infringe the rights of any person or entity;

(e) There are no claims, pending or threatened, with respect to Seller's rights in the Intellectual Property;

(f) This Agreement is valid, binding and enforceable in accordance with its terms;

(g) Seller is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

5. Attorney's Fees

Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party against whom enforcement was sought.

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6. Entire Agreement

This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

7. Amendment

This Agreement may be amended only by a writing signed by both parties.

8. Severability

If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

9. no Waiver

No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

10. Agreement to Perform Necessary Acts

Buyer agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

11. Representation on Authority of Parties/Signatories

Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

12. Headings

The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

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13. Survival

Except as otherwise expressly provided in this Agreement, representations, warranties, and covenants contained in this Agreement, or in any instrument, certificate, exhibit, or other writing intended by the parties to be a part of this Agreement, shall survive for [number] years after the date of this Agreement.

14. Ambiguities

Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

15. Governing Law

This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the NSW Australia.

IN WITNESS WHEREOF, the parties have executed this Agreement on January 11, 2013 in NSW Australia with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

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